DRIVER-HARRIS COMPANY
600 ESSEX STREET
HARRISON, NEW JERSEY 07029

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 20, 2001

TO THE STOCKHOLDERS:


The Annual Meeting of the Stockholders of Driver-Harris Company will be held at the New Jersey Historical Society, 52 Park Place, Newark, New Jersey on Wednesday, June 20, 2001 at 10:30 A.M., for the following purposes:

1.  to elect four directors;

2. to transact any and all other business that may properly come before the meeting.

The transfer books will not be closed for the Annual Meeting. Only stockholders of record at the close of business on May 16, 2001 will be entitled to vote at the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. It is important that your stock be represented at this meeting. You are urged to mark, sign and date the enclosed proxy and return it as promptly as possible in the postage pre-paid envelope enclosed for that purpose whether or not you are able to attend.



By Order of the Board of Directors:


Lavinia Z. Emery
Secretary


Harrison, New Jersey
May 18, 2001

DRIVER-HARRIS COMPANY
(Incorporated in New Jersey)

P R O X Y      S T A T E M E N T

Annual Meeting of Stockholders to be held June 20, 2001


SOLICITATION AND REVOCABILITY OF PROXY


The accompanying proxy is solicited by order of the Board of Directors of Driver-Harris Company, 600 Essex Street, Harrison, New Jersey 07029, for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 20, 2001 and any adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of this Company on or about May 18, 2001.

Execution of the Proxy will not in any way affect the stockholder's right to attend the meeting and vote in person. In addition, a proxy may be revoked by a stockholder at any time prior to being voted by giving written notice of such revocation to the Secretary of the Annual Meeting, or by filing with the Secretary another proxy bearing a later date.

The Company will bear the cost of solicitation of proxies and will reimburse persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals. In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by regularly engaged employees of the Company by telephone, facsimile, internet and personal interview. It is not expected that any solicitation will be made by specially engaged employees of the Company or other paid solicitors.

VOTING SECURITIES

Only stockholders of record at the close of business on May 16, 2001 will be entitled to vote at the Annual Meeting. The Company has only one class of voting securities currently outstanding, its common stock, $.83 1/3 par value (the "Common Stock") per share, of which 1,474,346 shares were outstanding on May 16, 2001, the record date. Each stockholder is entitled to one vote for each share of Common Stock held by him. The presence, in person or by proxy, of the holders of a majority of the outstanding shares is required for a quorum.

Under New Jersey Law, abstentions and broker non-votes (as hereinafter defined) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business but otherwise do not count. The approval of a specified percentage of shares voted at the meeting, as set forth above, is required to approve a proposal and thus, abstentions and broker non-votes have no effect on the outcome of the vote.
A "broker non-vote" refers to shares represented at the Meeting in person or by Proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Ownership of shares of the Company's Common Stock by certain beneficial owners as of March 30, 2001

Name and Address               	Amount and Nature of             	Percent of
Of Beneficial Owner            	Beneficial Ownership               	Class

Estate of Frank L. Driver Jr.         	64,172*                      	4.1
c/o David A. Driver, Executor
10 High Street
Bristol, RI  02809

Estate of Frank L. Driver III         	66,662**	                     4.3
33 Birdseye Glen
Verona, NJ

Frank L. Driver                       	157,925***                  	10.2
100 Warren Street
Jersey City, NJ

_____________________________
*	All shares held of record and beneficially.  As an executor of the Estate of Frank L. Driver Jr., David A. Driver holds voting rights to such shares.
**	All shares held of record.  Does not include 37,109 shares held by Corinne
F. Driver, his surviving spouse and the mother of Frank L. Driver, who disclaims any beneficial interest in these shares.  As an executor of the
Estate of Frank L. Driver III, Frank L. Driver holds voting rights to such shares.
***	Includes 30,000 shares under options pursuant to the Driver-Harris
Employee Incentive Stock Option Plan, granted in 1990, 1991 and 1992, which are fully exercisable, 3,000 shares granted in 1999, 20,000 shares granted in 2000 and 14,204 shares held in the Driver-Harris Staff 401-K Benefit account.


(b)	Security ownership of management as of March 30, 2001:

	Amount and                      Nature of                         	Percent of
Title of Class             	Beneficial Ownership                      	Class
Driver-Harris Company
Common Stock                     	445,852*                            	28.7%

*	Includes 76,500 shares under options pursuant to the Driver-Harris Employee
Incentive Stock Option Plan and 14,204 shares held in the Driver-Harris Staff
401-K Benefit account.

(c)	Management is not aware of any arrangement that may result in a change in control of the Company.

ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting to hold office until the next annual meeting of the stockholders and until their respective successors shall be elected and qualified.

All duly executed proxies will be voted for the election of the four nominees named below unless, as is not anticipated, any one of the nominees is unable or declines to serve, in which case such proxies will be voted for the balance of the nominees and for substitute nominees, unless the Board deems it advisable to amend the By-Laws so as to decrease the number of directors to be elected. Directors shall be elected by a plurality of the votes cast. All nominees are presently directors of the Company.


The following table summarizes the principal occupations and business experience during the past five years, as well as certain other information as of March 30, 2001, for each nominated Director:

                       Principal Occupation          	Company Common  	% of
                      	During Last Five                  	Stock   	Outstanding
                      	Years and other       	Director	Beneficially  	Common
Name              Age 	Directorships	           Since     	Owned (1)   	Stock
Thomas J. Carey   	64 	Certified Public Accountant.	2001    	6,850       	*
                      	Until 2000, Chief Financial Officer,
                      	Driver-Harris Company.

Kenneth J. Mathews	63 	Owner and Founder, Cambridge	2001     	   -       	-
                       Capital Corporation

Frank L. Driver   	40 	Chairman of the Board of Directors	1993 	157,925**	10.2
                      	President and Chief Financial Officer

Timothy S. Driver  38 	Director Corporate Development.	2001     	61,723***	4.0
                      	Until 1997, Management Consultant
                      	Sabre Holdings Group
_____________________________

*	Denotes less than 1% of outstanding Common Stock.
**	Includes 30,000 shares under options pursuant to the Driver-Harris
Employee Incentive Stock Option Plan, granted in 1990, 1991 and 1992, which are fully exerciseable, 3,000 shares granted in 1999, 20,000 shares granted in 2000 and 14,204 shares included in the Driver-Harris Staff 401-K Benefit account.
***	Includes 17,000 shares under options pursuant to the Driver-Harris
Employee Incentive Stock Option Plan, 2,000 shares granted in 1999, 15,000 shares granted in 2000.

(1) On March 30, 2001 all directors of the Company as a group (4) owned beneficially 382,079 shares or 24.6% of the outstanding Common Stock. This amount includes 34,500 shares under currently exercisable stock options:
3,000 shares granted in 1999, and 20,000 shares in 2000 to Frank L. Driver; 1,500 shares each to Ralph T. Bartlett, H. L. Biggerstaff and David A. Driver pursuant to the Driver-Harris Employee Incentive Stock Option Plan. Also, Frank L. Driver is an executor of the Estate of Frank L. Driver III, his father, which owns 66,662 shares or 4.3% of the outstanding common stock. In addition, David A. Driver is an executor of the Estate of Frank L. Driver Jr., his father, which owns 64,172 shares or 4.1% of the outstanding Common Stock.


The Company has an Audit Committee and a Compensation Committee, it does not have a Nominating Committee. The Audit Committee, which held two meetings during 2000, is responsible for the Company's audit and financial controls. Messrs. Ralph T. Bartlett, H. L. Biggerstaff who are independent, and Thomas
J. Carey and David A. Driver, non-independent, are members of the Audit
Committee.

The Compensation Committee met in March, June and July of 2000. Messrs. Ralph T. Bartlett, H. L. Biggerstaff, David A. Driver and Thomas J. Carey are members of the Committee.

The Board of Directors held three meetings during 2000. The Board of Directors recommends that Stockholders vote FOR the nominees for the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

	Long-Term
	Annual	Compensation
	Compensation	Awards
	Securities Underlying	All Other
Name and Principal Position   	Year  	Salary   	Options/SARs 	Compensation (a)
                                       	($)         	(#)             	($)
Frank L. Driver, President    	2000  	73,077 (b)     	0           	13,154 (c)
	and Chief Executive Officer  	1999  	90,000         	0                	0 (d)
                              	1998  	90,000         	0            	6,231 (e)

(a)  Amount represents the Company's portion of contributions to a 401(k) plan.
(b)  A portion of his compensation has been accrued.
(c)  Compensation includes $9,000 from 1999.
(d)  The total amount accrued for 1999 was $9,000.
(e)  A portion of his compensation has been accrued.


OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                   	Percent of
       	Number of     	Total                    	Potential Realizable Value At
      	Securities 	Options/SARs                    	Assumed Annual Rates of
      	Underlying  	Granted to	  Exercise        	Stock Price Appreciation For
     	Options/SARs 	Employees	  Base Price 	Expiration   	Option Plan
Name    	Granted 	In Fiscal Year 	($/sh)      	Date      	5%        	10%
Frank L.	20,000      	53.3%      	$2.125     	9/18/10  	$26,800  	$67,800
Driver


AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTIONS/SAR VALUES

                                        	Number of
                                  	Securities Underlying      	Unexercised
                                       	Unexercised           	In-the-Money
                                     	Options/SARs at        	Options/SARs at
	                                       FY-End (#)             	FY-End ($)
                                 -------------------------    ----------------
                 	Shares Acquired     	Exercisable (E)       	Exercisable (E)
Name               	On Exercise (#)  	Unexercisable (U)    	Unexerciseable (U)
Exercisable options:
	Frank L. Driver       	none	              30,600 (E)               	-----
	                                         	22,400 (U)

PENSION PLANS

On November 21, 1986, the Company entered into a pension agreement with Frank
L. Driver III, under which Mr. Driver or his spouse would receive an annual payment of $50,000 for a period of fifteen years after Mr. Driver's retirement or death. On November 20, 1995, the Board of Directors approved changing the period to twenty years and the addition of a contingent payment to this agreement whereby in years where the profit of the Company exceeds $500,000 before income taxes and before this payment, the $50,000 amount will be supplemented by an amount based on a formula encompassing total retirement payments, adjusted annually for the Consumer Price Index. This pension is now payable to Corinne F. Driver, spouse of Frank L. Driver III, deceased.
In 2000, due to cash flow conditions, the Company initiated an interest payment schedule to be spread out throughout 2000 of which $31,500 was paid in cash, $1,500 was interest, the remainder $20,000, of which $7,500 is still outstanding, was paid by common stock in the Company at the rate of one and one-half (1 1/2) times the amount owed or 12,955 shares.

COMPENSATION OF DIRECTORS

During 2000, each Director, with the exception of Frank L. Driver and Thomas
J. Carey, was paid $600 per Board of Directors Meeting and $600 per Audit or Compensation Committee Meeting, in lieu of cash all were paid with common stock with a market value equivalent of $637.50. In addition, in 2000, Ralph Bartlett and H. L. Biggerstaff received 4,500 shares and David Driver received 5,000 shares of Common Stock, valued at $2.125 per share for a total of $29,750.


ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Company has a Compensation Committee of its Board of Directors. Mr. David A. Driver, a member of the Committee is an uncle of Frank L. Driver, President and Chief Financial Officer.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

The Board's Compensation Committee reviews the compensation of the executive officers of the Company annually.

The Company's salary policy is to pay a "competitive salary" plus an incentive bonus based on profit performance in relation to prior years and in relation to annual budget profit targets. The Compensation Committee may also take into consideration other factors including dedication to the job, external factors beyond the control of management, etc. No incentive bonus was paid in 2000 to any officer.

Compensation Committee

	Ralph T. Bartlett	H. L. Biggerstaff	Thomas J. Carey	David A. Driver


CUMULATIVE TOTAL SHAREHOLDER RETURN FIVE-YEAR COMPARISON

The following graph compares the yearly percentage change in the cumulative total shareholder return, on Driver-Harris (DRH) common stock, with that of the cumulative total return of Standard & Poor's Smallcap 600 Index for a five-year measurement period beginning December 31, 1995 and ending on December 31, 2000.

                   	Dec. '95 	Dec. '96 	Dec. '97 	Dec. '98 	Dec. '99 	Dec. '00
Driver-Harris Co.     	100    	149.99	   174.47    	61.70    	55.32	    17.02
S&P Smallcap 600 Index	100    	121.32   	152.36   	150.37   	169.02   	188.96


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

David A. Driver is the uncle of Frank L. Driver and Timothy S. Driver, who are brothers.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.


INDEPENDENT AUDITORS

The principal independent auditors of the Company for the year ended December 31, 2000 were Ernst & Young LLP, and in 2001 audit responsibilities have been transferred to Ernst & Young, Dublin. Services rendered by Ernst & Young LLP included an audit of the Company's consolidated financial statements and the report thereon, meetings with the Audit Committee and consultation in connection with various accounting and audit related matters.

A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

Proposals of stockholders to be presented at the 2001 Annual Meeting must be received by the Company on or before January 18, 2002 to be considered for inclusion in the Company's proxy statement and form of proxy relative to the meeting. Such proposals should be sent to Lavinia Z. Emery, Secretary, Driver-Harris Company, 600 Essex Street, Harrison, New Jersey.

OTHER MATTERS

Management is not aware of any matters, other than those referred to above, which may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the proxies will have discretionary authority to vote on such matters.

Enclosed herewith is the 2000 Annual Report of the Company, including financial statements for the year ended December 31, 2000. The Annual Report does not form part of the material for solicitation of proxies.

The Company's 2000 Annual Report on Form 10-K, including financial statements and schedules thereto, but excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained without charge by any stockholder upon written request to Lavinia Z. Emery, Secretary, Driver-Harris Company.

By Order of the Board of Directors


Harrison, New Jersey	Lavinia Z. Emery
May 18, 2001	Secretary

DRIVER-HARRIS COMPANY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
For Annual Meeting to be held on June 20, 2001 at 10:30 a.m.

The undersigned hereby appoints, Frank L. Driver and Thomas J. Carey and each or either of them, attorneys with powers the undersigned would possess if personally present to vote all stock of the undersigned in Driver-Harris Company at the Annual Meeting of its stockholders, to be held June 20, 2001 and at any adjournment thereof:

(1)  For the election of four directors, namely:
	Messrs. Thomas J. Carey, Kenneth J. Mathews, Frank L. Driver and Timothy S.
Driver

INSTRUCTIONS:	TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
	NOMINEES, PLACE A LINE THROUGH THE NOMINEE'S NAME.

(2)  And upon such other matters which may properly come before the meeting.


Dated:	_______________, 2001       _________________________________

                                  	Please sign exactly as name appears on
                                  	record.  If joint account, each joint owner
                                  	must sign.

          Kindly check this box if planning to attend the Annual Meeting.